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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

POGO PRODUCING COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who potentially are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

March 25, 2003

Dear Shareholders of Pogo Producing Company:

      You are cordially invited to attend the 2003 Annual Meeting of Shareholders of Pogo Producing Company, which will be held in the Century Room, Renaissance Houston Hotel, Six Greenway Plaza, Houston, Texas 77046, on Tuesday, April 22, 2003, at 10:00 a.m., Houston time. The Century Room is accessible to the disabled.

      At the meeting, you will be asked to consider and vote upon: (1) election of three directors, each for a term of three years; (2) ratification of the appointment of independent public accountants to audit our financial statements; and (3) such other business as may properly come before the meeting or any postponement or adjournment thereof.

      We hope that you will find it convenient to attend the meeting in person. However, whether or not you expect to attend, in order to assure your representation at the meeting and the presence of a quorum, please date, sign and promptly mail the enclosed proxy. A return envelope is provided, and no postage need be affixed if mailed in the United States.

Sincerely,

PAUL G. VAN WAGENEN
Chairman of the Board

5 GREENWAY PLAZA, SUITE 2700 HOUSTON, TEXAS 77046-0504 • P.O. BOX 2504 HOUSTON, TEXAS 77252-2504 • 713/297-5000 FAX 713/297-5100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
VOTING OF SHARES
REVOCABILITY OF PROXIES
ELECTION OF THREE DIRECTORS
NOMINEES
CURRENT DIRECTORS WITH TERMS EXPIRING IN 2004 AND 2005
ORGANIZATION AND ACTIVITY OF THE BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
FISCAL 2002 AUDIT FIRM FEE SUMMARY
COMMON STOCK OWNED BY DIRECTORS AND OFFICERS
PRINCIPAL SHAREHOLDERS
EXECUTIVE COMPENSATION
Option Grants in 2002
Aggregated Option Exercises in 2002 and Option Values at December 31, 2002
Pension Plan Table
Comparison of Five-Year Cumulative Total Shareholder Return
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
ANNUAL REPORT
PROPOSALS BY SECURITY HOLDERS AND ADVANCE NOTICE PROCEDURES
CHANGE IN THE REGISTRANT’S CERTIFYING ACCOUNTANT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE AND OTHER MATTERS
OTHER BUSINESS
THE AMENDED AND RESTATED CHARTER OF THE AUDIT COMMITTEE

P.O. Box 2504
Houston, Texas 77252-2504

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on April 22, 2003

TO THE SHAREHOLDERS OF

POGO PRODUCING COMPANY:

      Notice is hereby given that the Annual Meeting of Shareholders of Pogo Producing Company (the “Company”) will be held in the Century Room, Renaissance Houston Hotel, Six Greenway Plaza, Houston, Texas 77046, on Tuesday, April 22, 2003, at 10:00 a.m., Houston time, for the following purposes:

1. To elect three members of the board of directors to serve until the 2006 annual meeting;

2. To ratify the appointment of PricewaterhouseCoopers LLP, independent accountants, to audit the financial statements of the Company for the year 2003; and

3. To transact such other business as may properly come before the meeting.

      Shareholders of record at the close of business on March 14, 2003, are entitled to notice of and to vote at the meeting or any postponement or adjournment thereof.

      You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, however, you are requested to sign, date and return the accompanying proxy as soon as possible.

By Order of the Board of Directors,

GERALD A. MORTON
Corporate Secretary

PROXY STATEMENT

       This proxy statement is furnished in connection with the solicitation of proxies by the board of directors (the “Board of Directors”) of Pogo Producing Company (the “Company”) to be voted at the Annual Meeting of Shareholders to be held at the time and place and for the purposes set forth in the accompanying notice.

      This proxy statement and the accompanying proxy card are being mailed to shareholders beginning on or about March 25, 2003. The Company will bear the costs of soliciting proxies in the accompanying form. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, telegram or personal interview by officers and regular employees of the Company. The Company also expects to retain D.F. King & Co., Inc., a professional proxy soliciting firm, to assist in the solicitation of proxies. The Company anticipates that the fees and expenses it will incur for these services will be less than $30,000. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock.

VOTING OF SHARES

      As of the close of business on March 14, 2003, the record date for determining shareholders entitled to vote at the meeting, the Company had outstanding and entitled to vote 61,315,367 shares of common stock, par value $1 per share (“Common Stock”). The Company has no other class of stock outstanding. Each share of Common Stock is entitled to one vote with respect to the matters to be acted upon at the meeting. Shareholders are not allowed to cumulate votes in the election of directors. The presence, in person or by proxy, of the holders of a majority of the votes represented by outstanding shares of Common Stock is necessary to constitute a quorum at the annual meeting.

      You may vote for all, some or none of the nominees for director. The votes of a plurality of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting of Shareholders is sufficient to elect directors. The vote required for the ratification of the appointment of PricewaterhouseCoopers LLP to audit the financial statements of the Company for 2003 is a majority of the votes cast on the matter. Abstentions and broker non-votes are not counted as voted either for or against and therefore have no effect on the outcome of the proposal for ratification.

      All duly executed proxies received before the meeting will be voted in accordance with the choices specified thereon. As to a matter for which no choice has been specified in a proxy, the shares represented thereby will be voted by the persons named in the proxy (1) FOR the election as directors of the three nominees listed herein, (2) FOR ratification of the appointment of PricewaterhouseCoopers LLP, independent accountants, to audit the financial statements of the Company for 2003 and (3) in the discretion of the persons named in the proxy in connection with any other business that may properly come before the meeting.

REVOCABILITY OF PROXIES

      Shareholders have the right to revoke their proxies at any time prior to the voting of their proxies at the meeting by (i) filing a written revocation with the secretary of the Company at the address set forth on the attached Notice of Annual Meeting of Shareholders, (ii) giving a duly executed proxy bearing a later date, or (iii) attending the annual meeting and voting in person. Attendance by shareholders at the annual meeting will not, of itself, revoke their proxies.

ELECTION OF THREE DIRECTORS

      Unless contrary instructions are set forth on the proxies, it is intended that the persons named in the proxy will vote all shares represented by proxies FOR the election as directors of Messrs. William L. Fisher and Gerrit W. Gong and Mrs. Carroll W. Suggs.

      If the three nominees are elected at this meeting, each will serve for a term of three years ending in 2006, unless prior to that date they resign, are re-elected or removed from office. The Restated Certificate of Incorporation of the Company, as amended, provides for the classification of the Board of Directors into three classes having staggered terms of three years each. The four continuing directors named below in the section “Directors With Terms Expiring in 2004 and 2005” will not stand for election at this meeting, as their present terms expire in either 2004 or 2005. Should either Messrs. Fisher or Gong or Mrs. Suggs become unable or unwilling to accept nomination or election, the persons acting under the proxy will vote for the election of such other person as the Board of Directors may recommend. Management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected to office. Proxies cannot be voted for more than three nominees, including those listed below.

NOMINEES

      The following table sets forth information concerning the three nominees for election as directors at the 2003 Annual Meeting, all of whom are current directors of the Company, including the business experience of each during the past five years.

Name and Business Experience

William L. Fisher is and has been a Professor of Geological Sciences and occupant of the Barrow Chair of Mineral Resources at the University of Texas at Austin for more than five years. Dr. Fisher, 70, has served as a Director of the Company since 1992 and currently serves as the Chairman of the Management Committee and as a member of the Audit Committee.

Gerrit W. Gong is and has been an Assistant to the President of Brigham Young University for Planning and Assessment and a Senior Associate at the Center for Strategic and International Studies in Washington, D.C. since 2001. Prior to that, Dr. Gong served as the Director of Asian Studies for the Center for Strategic and International Studies in Washington, D.C. for more than five years. Dr. Gong, 49, has served as a Director of the Company since 1993 and currently serves as a member of the Audit and Management Committees.

Carroll W. Suggs is currently active in a number of business, educational and charitable endeavors. She retired as Chairman and Chief Executive Officer of Petroleum Helicopters, Inc. in September 2001. Among other activities, she serves as Chairman of the National Ocean Industries Association and on the boards of the Tulane University A.B. Freeman School of Business, the United Way of Greater New Orleans, and the Flight Safety Foundation. Mrs. Suggs, 64, was appointed to the Board of Directors in 2002 and currently serves on the Nominating and Corporate Governance, Compensation and Management Committees. She also serves as a director of GlobalSantaFe Corporation.

CURRENT DIRECTORS WITH TERMS EXPIRING IN 2004 AND 2005

      The following table sets forth information concerning the four directors of the Company not standing for re-election at the 2003 Annual Meeting of Shareholders, including the business experience of each during the last five years.

Name and Business Experience

Jerry M. Armstrong is currently engaged in the ranching business and managing his personal investments. Prior to his retirement four years ago, Mr. Armstrong was a senior partner with a public accounting firm for more than five years. Mr. Armstrong, 67, has served as a Director since 1998 and currently serves as Chairman of the Compensation Committee and as a member of the Nominating and Corporate Governance, Executive and Management Committees. His present term expires in 2005.

Robert H. Campbell has been a Managing Director of Lehman Brothers and Director of Public Finance, North Pacific Division, for more than five years. Mr. Campbell, 55, has served as a Director since 1999 and currently serves as Chairman of the Nominating and Corporate Governance Committee and as a member of the Compensation and Management Committees. His present term expires in 2005.

Paul G. Van Wagenen has been Chairman of the Board, President and Chief Executive Officer of the Company for more than the last five years. Mr. Van Wagenen, 57, has served as a Director of the Company since 1988 and currently serves as the Chairman of the Executive Committee. His present term expires in 2004.

Stephen A. Wells has been President of Wells Resources Inc. for more than five years. Mr. Wells, 59, has served as a Director since 1999 and currently serves as Chairman of the Audit Committee and as a member of the Executive and Management Committees. Mr. Wells also serves as a director of Oil States International, Inc. and Crosstex Energy, L.P. His present term expires in 2005.

ORGANIZATION AND ACTIVITY OF THE BOARD OF DIRECTORS

      The Board of Directors currently includes five standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Management Committee. From time to time, additional committees are appointed by the Board of Directors as needed. As of the date of this Proxy Statement, the five standing committees were comprised of the following members: the Executive Committee was comprised of Messrs. Van Wagenen (Chairman), Armstrong and Wells; the Audit Committee was comprised of Messrs. Wells (Chairman), Fisher and Gong; the Compensation Committee was comprised of Messrs. Armstrong (Chairman) and Campbell and Mrs. Suggs; the Nominating and Corporate Governance Committee was comprised of Messrs. Campbell (Chairman) and Armstrong and Mrs. Suggs; and the Management Committee was comprised of Messrs. Fisher (Chairman), Armstrong, Campbell, Gong and Wells and Mrs. Suggs. Each of these committees are comprised solely of members who are independent of the Company within the meaning of the New York Stock Exchange, Inc.’s listing standards, except for the Executive Committee which includes Mr. Van Wagenen, the Chief Executive Officer and President of the Company.

The Audit Committee

      Among other responsibilities, the functions of the Audit Committee include: retention and oversight of the firm of independent public accountants to be engaged to audit the financial statements of the Company; pre-approval of audit and non-audit services, including engagement fees and terms; meeting with the auditors and financial management of the Company to review the scope of the proposed audit; following the audit, reviewing results of the audit with the independent auditor; reviewing with the auditors and Company officers the Company’s significant accounting policies and its internal control policies and procedures; providing opportunities for the auditors to meet with the Audit Committee and Company officers; resolution of any disagreements between management and the independent accountants; reviewing the Company’s annual and quarterly financial statements prior to their being filed with the Securities and Exchange Commission (the “SEC”); reporting on matters discussed at Audit Committee meetings to the full Board of Directors; investigating any matters brought to its attention within the scope of its duties, including any allegations brought before the Committee regarding violations of the Company’s Code of Business Conduct and Ethics; meeting with Company’s internal accounting staff; and other general responsibilities in connection with related matters. On October 15, 2002, the Board of Directors amended and restated the Audit Committee’s charter. A copy of the amended and restated Audit Committee Charter is attached to this Proxy Statement as Annex A and is also available for review on the Company’s website at www.pogoproducing.com in the “Corporate Profiles” area. The 2003 report of the Audit Committee is also set forth below.

The Compensation Committee

      The principal responsibilities of the Compensation Committee include: evaluating the Company’s director, officer and key employee compensation plans, polices and programs generally and making recommendations to the Board with respect to equity-based and other incentive compensation plans; administering employment contracts with certain officers of the Company; and administering long-term compensation under the Company’s incentive plans, including the granting of stock options and bonuses to key employees. It also has the sole authority, to the extent it deems necessary, to retain and terminate compensation consultants, and legal, accounting or other advisors to assist the committee in fulfilling its responsibilities. On October 15, 2002, the Board of Directors adopted a written charter for the Compensation Committee codifying these duties. A copy of the Compensation Committee Charter is available for review on the Company’s website at www.pogoproducing.com in the “Corporate Profiles” area. The 2003 report of the Compensation Committee is included elsewhere in this Proxy Statement.

The Nominating and Corporate Governance Committee

      The Nominating and Corporate Governance Committee was established in 2002 to re-emphasize the Company’s commitment to sound corporate governance principles. The primary responsibilities of the Nominating and Corporate Governance Committee include: identifying, reviewing, approving and recom-

mending, for the approval of the entire Board of Directors, potential candidates to fill any vacancies or future vacancies in the Board of Directors; recommending membership on standing committees to the Board of Directors; leading the Board in its annual review of Board performance and establishing, periodically reviewing and recommending to the Board any updating of the Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics. Copies of both of these documents, together with the Nominating and Corporate Governance Committee Charter, can be found on the Company’s website at www.pogoproducing.com in the “Corporate Profiles” area. In evaluating potential nominees for election to the Board of Directors, the Nominating and Corporate Governance Committee will consider qualified persons recommended by shareholders. Any shareholder wishing to make a recommendation should do so in writing, addressed to the Chairman of the Nominating and Corporate Governance Committee at the Company’s principal executive offices.

The Management Committee

      The Management Committee is comprised of all of the independent members of the Board of Directors. Its primary responsibility is to consider issues brought to it by any other committee of the Board of Directors that would best be considered without the participation of non-independent directors.

      The Board of Directors held six meetings during 2002 and took action by written consent twice. The Audit Committee held four meetings and took action by written consent once during the year. The Compensation Committee held four meetings during 2002 and the Nominating and Corporate Governance Committee, which was formed during 2002, held one meeting. The Management Committee met once during 2002. All of the Company’s directors attended every meeting of the Board of Directors and any committee thereof on which he or she served during 2002.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee of the Board of Directors has met with PricewaterhouseCoopers LLP, the independent auditors of the Company’s financial statements for the year ended December 31, 2002, and reviewed their work and discussed with them their independence. Following this meeting, the Audit Committee issued the following report:

The Audit Committee of Pogo Producing Company’s Board of Directors (hereinafter referred to as the “Audit Committee”) is composed of three directors who are independent under New York Stock Exchange listing standards and operates under a written charter approved by the Board of Directors. The Audit Committee is directly responsible for the appointment, compensation and oversight of the public accounting firm engaged to audit the Company’s financial statements. Customarily, as is the case this year, the Audit Committee submits this appointment to the shareholders for ratification.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. However, the Audit Committee’s role does not provide any special assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

In this context, the Audit Committee has met and held discussions with management and the independent accountants. The Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. This review included a discussion of the quality and acceptability of the Company’s financial reporting and controls. The Audit Committee also discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 (Communication with Audit Committees), as updated by SAS No. 89 (Audit Adjustment) and SAS No. 90 (Audit Committee Communications).

The Company’s independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

Based on the Audit Committee’s review and discussions with management and the independent accountants referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

THE AUDIT COMMITTEE:

Stephen A. Wells, Chairman
William L. Fisher
Gerrit W. Gong

FISCAL 2002 AUDIT FIRM FEE SUMMARY

      On April 17, 2002, the Board of Directors retained PricewaterhouseCoopers LLP as its principal auditor to audit the Company’s financial statements for 2002 and to provide certain other services. Set forth below are the amounts billed by PricewaterhouseCoopers LLP for services provided to the Company for 2002 by PricewaterhouseCoopers LLP:

Audit Fees	$587,967

Financial Information Systems Design And Implementation Fees	0

All Other Fees:
Audit-related fees(1)	142,887
Tax return preparation and consultation fees	966,625

Total other fees	1,109,512

Total Fees	$1,697,479

(1)	Audit related fees include statutory audits of subsidiaries, benefit plan audits, acquisition due diligence and assistance with registration statements and consents.

      In issuing its report set forth above, the Audit Committee considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining auditor independence.

COMMON STOCK OWNED BY DIRECTORS AND OFFICERS

      The following table sets forth information regarding the Common Stock beneficially owned by each of the Company’s directors, the executive officers named in the Summary Compensation Table that appears under “Executive Compensation” and all of the directors and executive officers of the Company as a group, based on information as of March 14, 2003. None of these individuals beneficially own any other equity securities of the Company or any of its subsidiaries.

	Number of
	Shares
	Beneficially		Percent of
Name	Owned(1)		Class(2)

Jerry M. Armstrong	28,000	(3)	*
Robert H. Campbell	25,000	(3)	*
William L. Fisher	55,000	(4)	*
Gerrit W. Gong	40,000	(5)	*
Carroll W. Suggs	10,500	(6)	*
Paul G. Van Wagenen	531,453	(7)	*
Stephen A. Wells	36,000	(8)	*
Stuart P. Burbach	159,508	(9)	*
Jerry A. Cooper	58,464	(10)	*
John O. McCoy, Jr.	60,430	(11)	*
Stephen R. Brunner	60,087	(12)	*
All directors and executive officers as a group (16 persons)	1,234,249	(13)	2%

(1)	Under regulations of the SEC, shares are deemed to be “beneficially owned” by a person if he or she directly or indirectly has or shares the power to vote or to dispose of such shares, whether or not he or she has any economic interest in such shares. In addition, a person is deemed to own beneficially any shares as to which he or she has the right to acquire beneficial ownership within 60 days, such as by exercise of an option or by conversion of another security. Each person has sole power to vote and dispose of the shares listed opposite his or her name except as indicated in other footnotes. Percentages are rounded to the nearest one-hundredth of one percent.

(2)	An asterisk indicates less than 1%.

(3)	The shares listed include 25,000 shares subject to options exercisable within 60 days.

(4)	The shares listed include 50,000 shares subject to options exercisable within 60 days.

(5)	The shares listed include 40,000 shares subject to options exercisable within 60 days.

(6)	The shares listed include 10,000 shares subject to options exercisable within 60 days.

(7)	The shares listed include 445,000 shares subject to options exercisable within 60 days and 34,867 shares held for Mr. Van Wagenen under the Company’s Tax-Advantaged Savings Plan.

(8)	The shares listed include 20,000 shares subject to options exercisable within 60 days.

(9)	The shares listed include 148,000 shares subject to options exercisable within 60 days and 8,777 shares held for Mr. Burbach under the Company’s Tax-Advantaged Savings Plan.

(10)	The shares listed include 41,000 shares subject to options exercisable within 60 days and 12,748 shares held for Mr. Cooper under the Company’s Tax-Advantaged Savings Plan.

(11)	The shares listed include 46,333 shares subject to options exercisable within 60 days and 12,261 shares held for Mr. McCoy under the Company’s Tax-Advantaged Savings Plan.

(12)	The shares listed include 56,667 shares subject to options exercisable within 60 days and 6,973 shares held for Mr. Brunner under the Company’s Tax-Advantaged Savings Plan.

(13)	The shares listed include 1,034,500 shares subject to options exercisable within 60 days and 88,725 shares held for such individuals under the Company’s Tax-Advantaged Savings Plan.

PRINCIPAL SHAREHOLDERS

      The following table sets forth, with respect to each person (or “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who is known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company, the number of shares beneficially owned as of March 14, 2003 or, as applicable, the date of filing of the document indicated in footnote (1) to the following table, together with the percentage of the Company’s shares outstanding as of March 14, 2003, which such amount represents.

Beneficial Ownership(1)

	Shares		Percentage

PRIMECAP Management Company	5,852,050	(2)	9.5%
225 South Lake Avenue, No. 400
Pasadena, California 91101-3005
State Farm Mutual Automobile Insurance Company	5,520,077	(3)	9.0%
and certain affiliates
One State Farm Plaza
Bloomington, Illinois 61710
Capital Research and Management Company	4,331,200	(4)	7.1%
333 South Hope St.
Los Angeles, California 90071
Klingenstein, Fields & Co., L.L.C.	3,180,062	(5)	5.2%
787 Seventh Avenue
New York, New York 10019

(1)	For the definition of beneficial ownership, see footnote (1) to table under the preceding caption, “Common Stock Owned by Directors and Officers.” Information in the table and footnotes is based on the most recent Statements on Schedule 13G or 13D or amendment filed by respective reporting persons with the SEC, except as otherwise known to the Company.

(2)	PRIMECAP Management Company reported sole voting power with respect to 1,172,050 shares and sole dispositive power with respect to all 5,852,050 shares. In addition, in a separate filing on Schedule 13G, Vanguard PRIMECAP Fund, a fund that the Company believes is managed by PRIMECAP Management Company, reported sole voting power and shared dispositive power with respect to 3,260,000 of such shares.

(3)	Of the reported holdings, 3,180,145 shares are reported as beneficially owned by State Farm Mutual Automobile Insurance Company, 957,766 shares by State Farm Life Insurance Company, 1,235,766 shares by State Farm Insurance Companies Employee Retirement Trust and 146,400 shares by State Farm Fire and Casualty Company. The Schedule 13G filed jointly by these entities indicates that they may be deemed to constitute a group but states that each entity disclaims beneficial ownership as to all shares not specifically attributed to such entity in this footnote and disclaims that it is part of a group. Each entity reported sole voting and dispositive power with respect to the shares it beneficially owns.

(4)	Capital Research and Management Company reported no voting power with respect to any shares and sole dispositive power with respect to all 4,331,200 shares.

(5)	Klingenstein, Fields & Co., L.L.C. reported shared voting and dispositive power with respect to all 3,180,062 shares.

EXECUTIVE COMPENSATION

      I. Summary Compensation Table. The following table (the “Summary Compensation Table”) sets forth certain information regarding annual and long-term compensation of each of the named executive officers of the Company during 2000, 2001 and 2002.

Summary Compensation Table

						Long-Term Compensation

						Awards
		Annual Compensation
						Restricted		Securities
Name and					Other Annual	Stock		Underlying	All Other
Principal Position	Year	Salary($)	Bonus($)		Compensation($)(2)	Awards		Options(#)	Compensation($)

Paul G. Van Wagenen	2002	1,084,375	350,000	(1)	—	150,000	(3)	225,000	161,000	(4)
Chairman of the Board,	2001	952,500	134,000		—	133,000		200,000	143,500	(4)
President and Chief	2000	863,130	84,000		—	83,000		125,000	93,500	(4)
Executive Officer
Stuart P. Burbach	2002	413,125	125,000	(1)	—	50,000	(3)	30,000	61,000	(4)
Executive Vice	2001	375,000	50,000		—	50,000		36,000	60,500	(4)
President —	2000	345,630	35,000		—	35,000		36,000	45,500	(4)
Exploration
Jerry A. Cooper	2002	304,750	125,000	(1)	—	50,000	(3)	30,000	61,000	(4)
Executive Vice President	2001	264,375	40,000		—	40,000		27,000	50,500	(4)
and Regional Manager —	2000	241,375	30,000		—	30,000		24,000	40,500	(4)
Western United States
John O. McCoy, Jr.	2002	304,750	125,000	(1)	—	50,000	(3)	30,000	61,000	(4)
Executive Vice	2001	264,375	40,000		—	40,000		27,000	50,500	(4)
President and Chief	2000	241,375	30,000		—	30,000		24,000	40,500	(4)
Administrative Officer
Stephen R. Brunner	2002	299,750	125,000	(1)	—	50,000	(3)	30,000	61,000	(4)
Executive Vice	2001	248,675	35,000		—	35,000		27,000	45,500	(4)
President — Operations	2000	222,155	30,000		—	30,000		24,000	40,500	(4)

(1)	A portion of this amount represents a bonus paid pursuant to the Company’s shareholder approved incentive plans (the “Incentive Plans”) in Common Stock with the Common Stock being valued at its fair market value on the grant date (August 1, 2002).

(2)	No executive received perquisites or other personal benefits in any year shown which exceeded the lesser of $50,000 or 10% of the sum of his salary and bonus.

(3)	This amount represents the fair market value at their grant date (August 1, 2002) of unvested restricted stock awards made to the named individuals pursuant to the Incentive Plans. Each award vests in two equal increments, on August 1, 2003 and August 1, 2004, contingent upon, among other things, the officer’s continued employment on those dates. As of December 31, 2002, the aggregate unvested restricted share holdings and their value (based upon a per share price of $37.25, the closing price of the Common Stock as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System for December 31, 2002) of each of the named individuals were: Mr. Van Wagenen, 7,723 shares worth $287,682; Mr. Burbach, 2,690 shares worth $100,203; Messrs. Cooper and McCoy, 2,488 shares worth $92,678; and Mr. Brunner, 2,387 shares worth $88,916. Dividends on the Common Stock referred to in this column are not payable until such shares become fully vested as described above.

(4)	These amounts represent (a) Company matching contributions to the Tax-Advantaged Savings Plan, including $11,000 for each of the named individuals in 2002 and $10,500 for 2001 and 2000, and (b) the right to receive a deferred cash bonus pursuant to the Incentive Plans. The deferred cash bonus vests in two equal increments, on August 1, 2003 and August 1, 2004, contingent upon, among other things, the officer’s continued employment on those dates. The deferred amount of the cash bonus is payable in the following amounts: Mr. Van Wagenen, $150,000, Messrs. Burbach, Cooper, McCoy and Brunner, $50,000.

      II. Stock Option and Incentive Plans. Option Grants Table. The following table shows further information on grants of stock options during 2002 to the named executive officers which are reflected in the preceding Summary Compensation Table. The Board of Directors granted no stock options with stock appreciation rights in 2002.

Option Grants in 2002

	Individual Grants

	Number of	Percent of
	Securities	Total Options
	Underlying	Granted to	Exercise or
	Options	Employees in	Base Price		Grant Date
Name	Granted	2002	($ Per Share)(1)	Expiration Date	Present Value(2)

Paul G. Van Wagenen	225,000	24.3%	$29.775	July 31, 2012	$2,785,950
Stuart P. Burbach	30,000	3.2%	29.775	July 31, 2012	371,460
Jerry A. Cooper	30,000	3.2%	29.775	July 31, 2012	371,460
John O. McCoy, Jr.	30,000	3.2%	29.775	July 31, 2012	371,460
Stephen R. Brunner	30,000	3.2%	29.775	July 31, 2012	371,460

(1)	The option exercise price was 100% of the fair market value of the Common Stock on August 1, 2002, the date of grant. Generally, options granted under the Company’s stock option plans to employees become exercisable in three equal increments on the first, second and third anniversaries of the grant date. In addition, if a change of control of the Company were to occur, the unvested options would become immediately exercisable subject, in certain instances, to the discretion of the Compensation Committee of the Board of Directors.

(2)	Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options and applying certain assumptions thereunder, including an underlying security price on the date of grant equal to the exercise price set forth above, the expiration set forth above, a risk free rate of interest during the life of the options equal to 4.14% (the rate of interest on 10-year U.S. Treasury Bonds on the grant date of the options), and a $0.12 annual dividend rate over the life of the options and volatility during the life of the options equal to 33.9% (the average weekly price volatility for the Common Stock for the four years preceding the grant date).

      2002 Option Exercises and December 31, 2002 Values Table. Shown below is information with respect to unexercised options to purchase Common Stock granted under the Company’s stock option plans to the named executive officers and held by them at December 31, 2002, as well as options exercised during 2002.

Aggregated Option Exercises in 2002 and Option Values at December 31, 2002

			Number of Unexercised	Value of Unexercised In-
			Options Held at	The-Money Options at
	Shares		December 31, 2002	December 31, 2002(1)
	Acquired on	Value
Name	Exercise	Realized($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Paul G. Van Wagenen	0	0	445,000/400,000	$7,547,207/4,051,606
Stuart P. Burbach	20,000	245,725	148,000/66,000	2,488,010/727,020
Jerry A. Cooper	28,667	254,803	41,000/56,000	673,320/584,390
John O. McCoy, Jr.	21,000	270,848	46,333/56,000	678,940/584,390
Stephen R. Brunner	0	0	56,667/56,000	928,680/584,390

(1)	Based on the per share closing price of the Common Stock as reported on The New York Stock Exchange, Inc.’s Composite Transactions Reporting System for December 31, 2002 ($37.25).

      III. Retirement Plan. The Company maintains a noncontributory retirement plan (the “Retirement Plan”), covering all salaried employees, under which the Company annually makes such contributions as are actuarially necessary to provide the retirement benefits established under such plan. The following table shows estimated annual benefits payable under the Retirement Plan upon retirement at age 65, based on average annual covered compensation during the five highest consecutive years of the ten years before retirement, to persons having the average compensation levels and years of service specified in the table. The amounts in this table are computed based on a single-life annuity and presented without deduction for Social Security or any other offset amounts.

Pension Plan Table

Average Annual	Years of Service at Retirement
Covered Compensation
Before Retirement	15 Years	20 Years	25 Years	30 Years	35 Years

$200,000	$57,692	$76,922	$96,153	$115,383	$134,614
400,000	117,692	156,922	196,153	235,383	274,614
600,000	177,692	236,922	296,153	355,383	414,614
800,000	237,692	316,922	396,153	475,383	554,614
1,000,000	297,692	396,922	496,153	595,383	694,614
1,200,000	357,692	476,922	596,153	715,383	834,614
1,400,000	417,692	556,922	696,153	835,383	974,614
1,600,000	477,692	636,922	796,153	955,383	1,114,614
1,800,000	537,692	716,922	896,153	1,075,383	1,254,614

      Benefits under the Retirement Plan are based on a percentage of covered compensation (which is generally salary), length of service and certain other factors and are payable upon normal retirement at age 65, upon early retirement at age 55 or after termination of employment under certain circumstances. The Retirement Plan provides that annual benefits under such plan are limited to the maximum amount prescribed by sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended (the “Code”), for pensions payable under tax-qualified retirement plans. For 2003, the Code provides that the annual compensation of each employee which is to be taken into account under the Retirement Plan cannot exceed $200,000, and the maximum allowable pension benefit payable under such plan would be limited to $160,000. In order to maintain benefit levels under the Retirement Plan to which they would otherwise be entitled but for limitations prescribed by the Code, as part of his employment contract, the Company has agreed to supplement Mr. Van Wagenen’s (and his spouse’s) benefits under the Retirement Plan in the event and to the extent that these Code limitations reduce the retirement benefits that would otherwise be payable to them under the Retirement Plan. In addition, Mr. Van Wagenen’s employment contract provides that his aggregate pension and supplemental benefit is determined on the basis of covered compensation equal to his salary plus cash bonus (including deferred cash bonus).

      Messrs. Van Wagenen, Burbach, Cooper, McCoy and Brunner have approximately twenty-four, fifteen, twenty-five, twenty-three and nine credited years of service, respectively, under the Retirement Plan.

      IV. Tax-Advantaged Savings Plan. The Company has a Tax-Advantaged Savings Plan (the “Savings Plan”) in which all salaried employees may participate. Under the Savings Plan, a participating employee may currently allocate up to 10% of such employee’s salary as a tax-deferred contribution (subject to a maximum dollar limitation in 2003 of $12,000), and the Company makes matching contributions of 100% of the amount contributed by the employee, up to the lesser of 6% of such employee’s salary or $12,000.

      Funds contributed to the Savings Plan by an employee and the earnings and accretions thereon may, according to instructions from such employee, be used to purchase shares of Common Stock or to invest in certain mutual funds managed by The Vanguard Group of Investment Companies (“Vanguard”), including a money-market fund, a long-term bond fund, a balanced fund (investing in both stocks and bonds), a growth and income fund and a growth stock fund. The employee may redirect the investment of these amounts quarterly. Matching funds contributed to the Savings Plan by the Company are currently invested only in Common Stock. All contributions to the Savings Plan are held by entities controlled by Vanguard. Participants in the Savings Plan may exercise voting rights over shares of Common Stock held in accounts established under the Savings Plan for their benefit.

      V. Employment Agreements. Messrs. Van Wagenen, Burbach, Cooper, McCoy and Brunner have each entered into two-year employment contracts, effective February 1, 2003, with the Company. Such contracts provide for minimum annual salaries for Messrs. Van Wagenen, Burbach, Cooper, McCoy and Brunner of $1,200,000, $435,000, $326,000, $326,000 and $326,000, respectively. The contracts also provide for continuation of coverage in the Company’s employee benefit plans and programs during the contract term. In addition, upon termination of employment by reason of death or disability, or, prior to a “change of control” of the

Company, by the Company without cause or by the employee for good reason (as defined in the employment agreements), the employee is entitled to (i) compensation theretofore earned or owed, (ii) three years’ salary and bonus, (iii) compensation for retirement benefits that would have been earned had the employee completed an additional three years of employment, (iv) coverage under the Company’s compensation plans and practices for the remaining term of the employment contract and (v) payments to compensate the employee for the imposition of certain excise taxes imposed under the Code on payments made to such employee in connection with a change in control of the Company. The same benefits are also payable under employment contracts entered into with Messrs. Burbach, Cooper, McCoy and Brunner if their employment is terminated at any other time by the Company without cause, by the employee for good reason or within six months after a “change of control” of the Company. Mr. Van Wagenen’s employment contract separately provides that if, following a “change of control”, his employment is terminated by the Company without cause, or by him for good reason or within a thirty day period commencing one year after the “change of control”, he shall be entitled to (i) compensation theretofore earned or owed, (ii) five years’ salary and bonus, (iii) compensation for retirement benefits that would have been earned had he remained employed for an additional five years, (iv) coverage under the Company’s compensation plans and practices for the remaining term of the employment contract, (v) a lump sum payment equal to the value of the option grants that Mr. Van Wagenen would have received in the five years following his termination (calculated by multiplying four times the Black-Scholes value of Mr. Van Wagenen’s highest stock option grant in the prior two years), (vi) payments to compensate the employee for the imposition of certain excise taxes imposed under the Code on payments made to such employee in connection with a change in control of the Company. In addition, Mr. Van Wagenen’s employment contract further provides for the supplement to Mr. Van Wagenen’s (and his spouse’s) benefits under the Retirement Plan described above under “Retirement Plan.” Mr. Van Wagenen is also given the option of requiring payment of these amounts in a lump sum, similar to the way lump sum payments are made under the Retirement Plan. “Change of control,” as defined in the employment agreements, includes certain events constituting a change in the control or management of the Company (whether by merger, consolidation, acquisition of assets or stock or otherwise).

      The Company also has a supplemental disability plan under which amounts may be payable to officers of the Company from time to time in the future. Supplemental disability amounts are in addition to existing programs and are designed to bring total monthly disability benefits to a level equal to 60% of monthly salary at the time of disability. The participants in such plan include, among others, Messrs. Van Wagenen, Burbach, Cooper, McCoy and Brunner.

      VI. Compensation of Directors. Each director, other than those who are regularly employed officers of the Company, receives an annual director’s fee of $40,000. In addition each director, other than those who are regularly employed officers of the Company, receives a fee of $1,000 for each meeting of the Board of Directors (including meetings of the Executive Committee, which acts for the Board of Directors) actually attended and a fee of $500 for each meeting of a standing committee actually attended. A director that is not a regularly employed officer of the Company, that serves as the chairman of a standing committee also receives an annual retainer of $1,000 for his or her service in such capacity. Pursuant to the terms of the Company’s Incentive Plans, each Non-Employee Director is granted options to purchase 10,000 shares of Common Stock on the first business day of June following such director’s initial election or appointment and options to purchase 5,000 shares of Common Stock each year of his or her service as a director thereafter. Each option has an exercise price equal to the fair market value of the Common Stock on the date of grant and expires ten years from such date. The Company also reimburses directors for reasonable travel and related expenses incurred in attending meetings of the Board of Directors or its committees.

      VII. Report of the Compensation Committee on Executive Compensation. The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

The Compensation Committee (referred to hereafter as the “Committee”) periodically reviews the compensation of the Company’s executive officers and customarily meets in July of each year to consider executive officer compensation generally, as well as specific compensation matters. In 2002, the Committee followed policies and practices that were substantially similar to those followed during the prior year. In July, 2002, the Committee reviewed (i) personnel evaluations of the Company’s key employees, including executive officers; (ii) compensation guidelines suggested to the Company, together with comparables of industry peer group companies (“Peer Group”) prepared by an independent compensation consultant; (iii) information regarding the Company’s results in meeting its principal business objectives; and (iv) the recommendations of management. The Committee approved salary levels and, where appropriate, bonuses and stock option grants for Company employees, including executive officers. In connection with these determinations, the Committee reviewed the general terms and conditions of employment of all employees of the Company including, but not limited to, each executive officer, and considered compensation practices within the industry. In addition to compensation studies submitted by the independent consultant, the Committee considered advice of legal counsel and the individual views of Committee members on the Company’s goals and objectives in reaching its decisions concerning executive officer compensation, including salaries, stock option grants and bonuses. See Items I and II above entitled “Summary Compensation Table” and “Stock Option and Incentive Plans” and for further information on cash compensation, stock option grants and bonuses.

The Peer Group was selected after an examination of companies in the Company’s industry that had similar property holdings in similar geographic areas, foreign as well as domestic. From that group, with the help of outside independent consultants practicing in the field of public company executive compensation, thirteen companies having a statistically similar range of market capitalization and gross revenue were chosen and analyzed. Based upon information provided by the Company’s independent consultants, generally the Company’s officers were near the middle of the range of base salary and short-term bonus provided executive officers of Peer Group comparators and, in the case of long-term compensation and bonuses, including stock options, in the lower half of similar compensation provided to executive officers of the Peer Group comparators.

The Committee believes, and the executive compensation arrangements so reflect, that a blend of current cash compensation, fringe benefits, and long-term incentive compensation is appropriate. Current cash is provided by salary and cash bonuses alone, the Company having instituted, in 1995, a cash and/or stock bonus policy awarding a combination of cash and/or Company stock to those key employees it thought appropriate, in order to assist in employee retention, as well as to reward past performance and encourage Company stock ownership. Pursuant to this policy, twenty-one key employees of the Company (including the Chief Executive Officer) were awarded cash and/or stock bonuses in August, 2002. The bonuses were granted to some or all of those twenty-one key employees in cash, or in equal portions of cash and stock, or both. The portion of the bonuses awarded that were granted in equal portions of cash and stock included one-third of any such cash plus stock award that was paid immediately. A second one-third of any such cash plus stock bonus award will vest on August 1, 2003, and the final one-third will similarly vest on August 1, 2004, contingent upon continued employment of the bonus recipient through those dates. Executives, like all employees, participate in a tax-qualified retirement plan and a tax-qualified savings plan maintained by the Company, as well as in certain welfare benefit programs elsewhere described, which arrangements in the aggregate are substantially similar to those provided by the Peer Group comparators. Long-term incentive to executives is achieved through modest grants of stock options priced at market on the date of grant and with traditional terms and conditions.

The Company’s long-term compensation plan is centered upon its Incentive Plan. No options have been granted under that plan at a discount to current market price; therefore, compensation to an executive from those options depends entirely on increases in the market value of the Company’s common stock, with the result that stock options benefit an executive if, and only to the extent that, similar benefits are received by the Company’s shareholders. Moreover, the continued service requirements (which delay vesting) applicable to the stock option grants insure that, in the usual circumstance, the executive must render substantial services after the grant of options before being able to realize any value with respect to such grant.

In setting the compensation of the Company’s chief executive officer; and, to an extent, the compensation of the Company’s other principal officers and managers; and, to a lesser extent, the compensation of the Company’s other personnel, the Committee has adopted a definitive compensation policy to foster the improvement of the Company’s value to its shareholders. A critical element in this process is to ensure and promote effective communication between the Company and its shareholders. The Committee recognizes that the Company’s value is, in part, reflected by the market value of the Company’s common equity on the national exchanges on which it is traded. However, the Committee believes that, even more important than the price of the Company’s common stock as a measure of employee and executive performance, are the most recent yearly results relative to the four principal corporate objectives that have been enunciated publicly by the chief executive officer on behalf of the Board of Directors, to-wit: (i) increasing hydrocarbon production levels, leading to higher revenues, cash flows and earnings; (ii) growing the proven oil and gas reserves asset base; (iii) maintaining appropriate levels of debt and interest expense for a very active and rapidly growing company, and controlling overhead and operating costs consistent with the Company’s activity levels; and (iv) expanding exploration and production activities within the areas of the Company’s current operations as well as in geographic areas consistent with the Company’s expertise.

The Committee determined that, in every case, the stated objectives have been demonstrably met during the past year. For example, increasing production levels (Goal No. 1) has been met very successfully. The Company’s 2001 total equivalent hydrocarbon production levels were the highest in the Company’s history. Pogo’s production for 2001 averaged 31,707 barrels per day of liquid hydrocarbons, including crude oil condensate and plant products, up from 28,298 barrels per day in 2000. Similarly, production of natural gas increased from 164.6 million cubic feet per day (mmcf/d) in 2000, to 237.8 mmcf/d in 2001.

Goal No. 2, growing the Company’s proven reserves as estimated by the independent engineering firms employed by the Company for that purpose. Those reserves reached a 32-year (all-time) high at year-end 2001 of 1,535 billion cubic feet equivalent (Bcfe) of oil and natural gas, up from 942 Bcfe at year-end 2000. The Company replaced (by drilling or acquisition) over 100% of all the reserves it produced during each of the last ten years, 1992 through 2001.

Goal No. 3, maintaining appropriate levels of debt and interest expense for a very active and rapidly growing company, and controlling overhead and operating costs consistent with the Company’s activity levels, is best demonstrated by the Company’s debt coverage ratios. For example, approximate year-end 2001 net debt to capitalization was a very acceptable 41%.

Goal No. 4, expansion within current areas of operation and into geographic areas that are consistent with the Company’s expertise, is partially demonstrated by the acquisition of North Central Oil Corporation, which closed on March 14, 2001. Those new reserves were all domestic, mostly natural gas and focused largely in the onshore areas of Texas and Louisiana. Pogo added more than 500 Bcfe to its proven reserves as a result of that very favorable strategic corporate acquisition.

The actions of the Committee were based upon the foregoing determinations, and upon an analysis of two William M. Mercer, Inc. surveys, commissioned by the Company, contrasting comparable and competitive compensation levels for both executives and rank and file employees. The Committee does not assign weights to particular factors, and determinations by the Committee of the exact levels of compensation, including salary, bonus, fringe benefits and stock option awards, is based on all factors taken as a whole, but is ultimately subjective.

In addition to its annual July meeting, the Committee also customarily meets in January of each year. In January, 2003, the Committee determined to amend and restate the Company’s employment contracts. At that time minimum salaries were established in each contract which equaled the salary currently being received by such key employee, as established in the annual salary review during the prior July. Eleven key employees of the Company presently have such employment contracts. The Committee believes that the employment contracts are necessary to secure for the benefit of the Company the services of the individuals offered the contracts on the terms and conditions therein stated, and to provide management stability in the event of significant corporate control events such as a tender offer, significant change in stock ownership or a proxy contest. See Item V above, entitled “Employment Agreements,” for further information on the employment contracts.

Under Section 162(m) of the tax code, certain deductions otherwise available to the Company by reason of its incurrence of executive compensation expenses might not be deductible if (i) the aggregate of such amounts otherwise deductible in a single year by the Company with respect to one executive exceeds $1,000,000; (ii) the executive officer is the Company’s chief executive officer, or one of the four other most highly compensated officers (determined in each case as of the last day of the year); and (iii) there is not available an exception or exemption which would exclude the compensation from the limitation. Amounts payable or accrued under (i) the Company’s tax-qualified plans; (ii) certain fringe benefit plans that do not result in income to the executive; and (iii) its stock option grants will all be excluded in considering whether the $1,000,000 level for a particular executive in a particular year has been exceeded. After considering Company estimates of compensation payable to its executive officers, the fact that stock option compensation will not be considered in such determination, and the advice of counsel, the Committee believes that this provision of the tax law is unlikely to have any material impact upon the Company in the near term.

THE COMPENSATION COMMITTEE:

Jerry M. Armstrong, Chairman
Robert H. Campbell
Carroll W. Suggs

      VIII. Performance Graph. Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company’s Common Stock against the cumulative total return of (i) the Standard & Poor’s 500 Stock Index and (ii) the Standard & Poor’s Oil & Gas Exploration and Production Index, each for the period of five fiscal years commencing December 31, 1997 and ended December 31, 2002.

Comparison of Five-Year Cumulative Total Shareholder Return

Note:	The stock price performance for the Company’s Common Stock is not necessarily indicative of future performance. Total Shareholder Return assumes reinvestment of all dividends.

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      The Audit Committee has appointed PricewaterhouseCoopers LLP as independent accountants to audit the financial statements of the Company for the year 2003. Upon the recommendation of the Audit Committee, the Board of Directors has approved the submission of this appointment to the Company’s shareholders for ratification and recommends voting FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent public accountants to audit the financial statements of the Company for the year 2003. A representative of PricewaterhouseCoopers LLP will attend the annual meeting and will have the opportunity to make a statement and to respond to appropriate questions.

ANNUAL REPORT

      The annual report to shareholders, including financial statements for the year ended December 31, 2002, has been mailed to shareholders. The annual report is not a part of the proxy solicitation material.

PROPOSALS BY SECURITY HOLDERS AND ADVANCE NOTICE PROCEDURES

      Proposals intended to be presented by shareholders at the Company’s 2004 Annual Meeting of Shareholders must be received by the Company, at the address set forth on the first page of this Proxy Statement, no later than November 29, 2003, in order to be included in the Company’s proxy material and form of proxy relating to such meeting. Shareholder proposals must also be otherwise eligible for inclusion.

      The Company’s Amended and Restated Bylaws provide that a shareholder wishing to nominate a candidate for election to the Board of Directors or bring a proposal before the 2004 Annual Meeting of Shareholders must give the Company’s Secretary written notice of its intention to make the nomination or present the proposal. Generally, the Company must receive that notice not less than 80 nor more than 110 days prior to the meeting. However, if less than 90 days’ prior public disclosure of the meeting date is given, the Company must receive the notice by the tenth day following the date that notice of the meeting is given by the Company. A shareholder’s notice of a proposed nomination or proposal must contain certain information about the nominee or proposal, as applicable, and the shareholder making the nomination or proposal. The Company may disregard any nomination or proposal that does not comply with the procedures established in the Company’s Amended and Restated Bylaws. In addition, compliance with these procedures does not require the Company to include the proposed nominee or proposal, as applicable, in the Company’s proxy solicitation material.

CHANGE IN THE REGISTRANT’S CERTIFYING ACCOUNTANT

      On April 15, 2002, the Board of Directors determined, upon the recommendation of the Audit Committee, to appoint PricewaterhouseCoopers LLP as the Company’s independent public accountants, replacing Arthur Andersen LLP, which the Company dismissed on the same date. This determination followed the Company’s decision to seek proposals from independent public accountants to audit the financial statements of the Company.

      The audit reports of Arthur Andersen LLP on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2000 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

      During the two most recent fiscal years of the Company ended December 31, 2001 and subsequent interim periods preceding the change in independent public accountants, there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen LLP’s satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with its reports.

      None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K occurred within the two most recent fiscal years of the Company ended December 31, 2001 and subsequent interim periods preceding the change in independent public accountants.

      During the two most recent fiscal years of the Company ended December 31, 2001 and subsequent interim periods preceding the change in independent public accountants, the Company did not consult with PricewaterhouseCoopers LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

COMPLIANCE AND OTHER MATTERS

      Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

OTHER BUSINESS

      Management does not intend to bring any business before the annual meeting other than the matters referred to in the accompanying notice and at this date has not been informed of any matters that may be presented to the meeting by others. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote on such matters pursuant to the proxy in accordance with their best judgment.

By Order of the Board of Directors

PAUL G. VAN WAGENEN
Chairman of the Board

March 25, 2003

ANNEX A

THE AMENDED AND RESTATED CHARTER OF

THE AUDIT COMMITTEE

OF

POGO PRODUCING COMPANY

Purpose

      The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements. The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

Committee Membership

      The Audit Committee shall consist of no fewer than three members. The members of the Audit Committee shall meet all statutory and New York Stock Exchange independence and experience requirements. The Board, on the recommendation of the Nominating and Corporate Governance Committee, shall appoint the members of the Audit Committee. Audit Committee members may be replaced by the Board.

Committee Authority and Responsibilities

      The Audit Committee shall have the sole authority to appoint or replace the independent auditor, and shall approve all audit engagement fees and terms and, as permitted by applicable law, all material non-audit engagements with the independent auditor. The Audit Committee shall consult with management but shall not delegate these responsibilities, except as provided in this Charter.

      The Audit Committee shall meet as often as it determines, but not less frequently than quarterly. The Audit Committee may form subcommittees and may delegate its authority to the chairman of the committee or to subcommittees, when appropriate.

      The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Audit Committee. The Audit Committee shall meet with management and the independent auditor in separate executive sessions at least quarterly and with the internal auditor, or their senior internal auditing executive, as often as the Audit Committee deems necessary or appropriate. The Audit Committee may also, to the extent it deems necessary or appropriate and following consultation with Company management, meet with the Company’s investment bankers or financial analysts who follow the Company.

      The Audit Committee shall make regular reports to the Board. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall also annually review its own performance.

      The Audit Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

      1. Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

      2. Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of the Company’s Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

      3. Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls, and any special audit steps adopted in light of material control difficulties, the development, selection and disclosure of critical accounting estimates, and analyses of the effect of appropriate alternative GAAP methods on the Company’s financial statements.

      4. Discuss with management, the general types of information to be disclosed, and the general types of presentation to be made, in the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, supplemental financial information and earnings guidance provided to analysts and rating agencies.

      5. Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

      6. Discuss with management, the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies and guidelines.

      7. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:

(a) The adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

(b) The management letter provided by the independent auditor and the Company’s response to that letter.

(c) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

Oversight of the Company’s Relationship with the Independent Auditor

      8. Review the experience and qualifications of the senior members of the independent auditor team.

      9. Obtain and review a report from the independent auditor at least annually regarding (a) the auditor’s internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor’s quality controls are adequate and the provision of non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditor. The Audit Committee shall present its conclusions to the Board and, if so determined by the Audit Committee, recommend that the Board take additional action to satisfy itself of the qualifications, performance and independence of the auditor.

      10. Adopt general policies regarding the Company’s hiring of employees or former employees of the independent auditor who were engaged on the Company’s account.

      11. Discuss with the national office of the independent auditor issues on which they were consulted by the Company’s audit team and matters of audit quality and consistency.

      12. Meet with the independent auditor prior to the audit to discuss the scope, planning and staffing of the audit.

Oversight of the Company’s Internal Audit Function

      13. Review the appointment and replacement of the senior internal auditing executive.

      14. Meet periodically, as necessary or appropriate, with the Company’s senior internal auditing executive to discuss the organization and responsibilities of the internal audit staff, together with the planned scope of their activities. Review the significant reports to management prepared by the internal auditing department and management’s responses.

Compliance Oversight Responsibilities

      15. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

      16. Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

      17. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal audit control or auditing matters, and the confidential anonymous submission by Company employees of their concerns regarding questionable accounting or auditing matters.

      18. Fulfill such other duties and responsibilities as are consistent with the purposes of the committee enumerated in this Charter or as shall be delegated to it by the Board from time to time.

Limitation of Audit Committee’s Role

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

Annual Meeting Proxy Card

A Election of Directors
1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold
01 – William L. Fisher	[ ]	[ ]

02 – Gerrit W. Gong	[ ]	[ ]

03 – Carroll W. Suggs	[ ]	[ ]

B Issues
The Board of Directors recommends a vote FOR the following proposal.

		For	Against	Abstain
2.	RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP as independent accountants, to audit the financial statements of the Company for 2003.	[ ]	[ ]	[ ]

C Authorized Signatures – Sign Here – This section must be completed for your instructions to be executed.
NOTE Please sign EXACTLY as your name appears in the upper left of this proxy. Joint owners should each sign. Executors, Administrators, Trustees, etc., should give their full title. Corporations should sign with their full corporate name by an authorized officer.

Signature 1 – Please keep signature within the box	Signature 2 Please keep signature within the box	Date(mm/dd/yy)

/ /

Proxy - Pogo Producing Company

Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting
of Stockholders to be held Tuesday, April 22, 2003.

The undersigned hereby appoints Paul G. Van Wagenen and John O. McCoy, Jr. jointly and severally, Proxies, with full power of substitution and with discretionary authority, to vote all shares of Common Stock of Pogo Producing Company (the "Company") that the undersigned would be entitled to vote at the 2003 Annual Meeting of Stockholders, or at any adjournments thereof, on all matters which may be before such meeting, all as set forth in the accompanying Proxy Statement, including the proposals set forth on the reverse side of the Proxy.

This Proxy will be voted as you specified on the reverse side. If no specification is made, the Proxy will be voted FOR the election of the nominees listed in Item 1, FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP to audit the financial statements of the Company for 2003 and IN THE DISCRETION OF THE PROXIES for such other business as may properly come before the meeting. Receipt of the Notice of, and Proxy Statement for, the Annual Meeting and the 2002 Annual Report to Stockholders of Pogo Producing Company is hereby acknowledged.

PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.
NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

IMPORTANT — This Proxy must be signed and dated on the reverse side.